UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri	63376
(Address of principal executive offices)	(Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Attached as Exhibit 100 to this Form 8-K are documents that contain information from the MEMC Electronic Materials, Inc. (“MEMC” or the “Company”) Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Securities and Exchange Commission on November 6, 2008, which information has been formatted in XBRL (eXtensible Business Reporting Language). Pursuant to Rule 401 of Regulation S-T, the financial and other information contained in the XBRL documents is unaudited and unreviewed and these are not the publicly filed financial statements of MEMC. The purpose of submitting these XBRL formatted documents under cover of this Form 8-K is to test the related format and technology. Investors should continue to rely only on the filed version of the Form 10-Q, and not rely for any purpose on the information furnished in Exhibit 100.

In accordance with Rule 402 of Regulation S-T, the information in Exhibit 100 shall not be deemed to be “filed” for purposes of Section 11 of the Securities Act of 1933 (the “Securities Act”), or Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of those sections, is not part of any registration statement, and is not deemed to be and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits Item

100	The following materials from the MEMC Electronic Materials, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 6, 2008, have been formatted in XBRL, and are furnished with this report:

(i) Condensed Consolidated Statements of Income;

(ii) Condensed Consolidated Balance Sheets; and

(iii) Condensed Consolidated Statements of Cash Flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: December 16, 2008	By:	/s/ Kenneth H. Hannah
	Name: Title:	Kenneth H. Hannah Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Item

100	Materials from the MEMC Electronic Materials, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 6, 2008, formatted in XBRL.